Consent of Independent Auditors

The Board of Directors of Aetna Insurance Company of America and
Contractholders of Aetna Variable Annuity Account I:

We consent to the use of our reports dated March 25, 1998 and February 27, 1998 included in this Post-Effective Amendment No. 9 to Registration Statement (No. 33-80750) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.



                                                     /s/KPMG Peat Marwick LLP


Hartford, Connecticut
April 17, 1998